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                                                                    Exhibit 21
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                               PGI INCORPORATED
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                                 SUBSIDIARIES
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                                        State of               Relationship
                                        ---------              ------------
                                        Incorporation
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Sugarmill Woods, Inc.                   Florida                Wholly owned (1)
Burnt Store Marina, Inc.                Florida                Wholly owned (1)
Punta Gorda Isles Sales, Inc            Florida                Wholly owned (1)
Burnt Store Utilities, Inc              Florida                Wholly owned (1)
Gulf Coast Credit Corporation           Florida                Wholly owned (1)

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(1) Included in the Company's consolidated financial statements.